UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8‑K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 20, 2011

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On January 21, 2011, Barrett Business Services, Inc. (the "Company") filed a Current Report on Form 8-K (the "Initial 8-K") to report that the Board of Directors (the "Board") had appointed Michael L. Elich as Interim President and Chief Executive Officer following the death of William W. Sherertz, the Company's CEO since 1980.  Mr. Elich had been the Company's Chief Operating Officer for the past five years.  The Company is filing this amendment to the Initial 8-K to report that, on January 24, 2011, the Board determined to increase Mr. Elich's annual base salary by $75,000 to $300,000 in light of his increased responsibilities.

The information regarding Mr. Elich included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 under the heading "Executive Officers of the Registrant" is incorporated herein by reference.  There are no relationships or transactions involving Mr. Elich that are required to be disclosed pursuant to Item 401(d) or Item 404(a) of Regulation S‑K.

A copy of the news release announcing Mr. Elich's appointment was included as Exhibit 99.1 to the Initial 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: January 27, 2011	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary